UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
May 30, 2006

TEDA TRAVEL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30264	11-3177042
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

Suite 2102 Chinachem Century Tower, 178 Gloucester Road,
Wanchai, Hong Kong
(Address of Principal Executive Offices)		(Zip Code)

(852) 2833-2186
Registrant's Telephone Number, Including Area Code

_________________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On May 30, 2006, TEDA Travel Group Inc. (the "Company") entered into an agreement (the “Agreement”) with Mr. Youwei Zheng (the “Seller”) to acquire a majority interest of Guangdong Tianma International Travel Co., Ltd. (“Tianma”), a travel agency headquartered in the Guangdong province of the Peoples’ Republic of China (PRC).  Tianma was originally established in 1985 under the Guangdong Travel Bureau, and reorganized as a limited liability company in 2000.  Its 2005 revenue exceeded US$4.8 million.  Tianma was granted an International Travel Agency Business License in April 2005 by the PRC State Travel Bureau which allows it to operate outbound travel services. The acquisition is expected to close on or about June 12, 2006.

The Company has agreed to pay the Seller HK$6.5 million in cash (which is approximately US$840,000 as of May 30, 2006) and to issue to him 362,500 shares of the Company’s common stock at the closing in exchange for 55% of the shares of capital stock of Tianma.  The Company will fund the acquisition from working capital.  As of March 31, 2006, the Company had approximately US$4.8 million in cash and US$2.5 million in working capital.  The shares of Company common stock issued to the Seller will not be registered with the SEC and will therefore be restricted securities.  The issuance of such shares will be made subject to an exemption from registration with the SEC provided by either Regulation S or Section 4(2) of the Securities Act of 1933, as amended.

The Agreement contains representations, warranties and covenants typical of transactions of this type in the PRC. A copy of the Agreement will be filed with the Company’s next periodic report.

Item 1.02. Termination of a Material Definitive Agreement

On May 30, 2006, hotel management agreements between the Company and each of the following hotels were terminated effective as of April 1, 2006: Tianjin Teda International Club; Teda International Hotel and Club; and Kindlion Hotel, Shenzhen. The owners of the three hotels are either the same as or controlled by the Company’s former joint venture partner, Tianjin Teda International Hotels Development Company (“;Tianjin Teda”) and Madam Zhi Ying Chang, one of our former directors. The hotel owners elected to terminate their relationship with the Company following the termination of the Company’s joint venture with Tianjin Teda and the resignation of Madam Zhi Ying Chang from our board of directors. No party to the agreements incurred any termination penalties in connection with the termination thereof. While none of the hotel management agreements was material individually to the Company, the loss of all three hotel management contracts collectively was material. Hotel management revenues from the three hotels in fiscal 2005 constituted over 50% of our total revenues, though their significance were expected to diminish in the current year with the acquisition of Tianma and addition of other hotel management contracts.

Item 8.01. Other Events

On June 1, 2006 the Company issued a press release regarding entry into an agreement for the purchase of a majority interest of Guangdong Tianma International Travel Co., Ltd., entry into two hotel management contracts and termination of three hotel management contracts. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
99.1	Press Release dated June 1, 2006

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

TEDA TRAVEL GROUP, INC.

Date: June 1, 2006	By:	/s/ Godfrey Chin Tong Hui
Godfrey Chin Tong Hui
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 1, 2006